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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the following Registration Statements: Form S-8 (Nos. 33-48030, 33-48348, 33-65472, 33-93224, 333-12325, 333-27011, 333-56179, 333-65664, 333-79549, 333-104362 and 333-115458) and Form S-3 (Nos. 333-37794, 333-49844, 333-116376, 333-120055, 333-123731, 333-130179 and 333-130665) of our reports dated March 8, 2006, with respect to the consolidated financial statements of Vertex Pharmaceuticals Incorporated, Vertex Pharmaceuticals Incorporated's management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Vertex Pharmaceuticals Incorporated, included in the Annual Report (Form 10-K) for the year ended December 31, 2005.

                      /s/ Ernst & Young LLP

Boston, Massachusetts
March 16, 2006

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm